
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan Stanley Dean Witter Spectrum Commodity L.P. (formerly, Morgan
Stanley Dean Witter Tangible Asset Fund L.P.) and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               MAR-31-2000
<CASH>                                      23,480,160
<SECURITIES>                                         0
<RECEIVABLES>                                  171,376<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              23,095,466<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                23,095,466<F3>
<SALES>                                              0
<TOTAL-REVENUES>                               553,360<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               419,021
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                134,339
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            134,339
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   134,339
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $85,776, and subscriptions receivable of $85,600.
<F2>In addition to cash and receivables, total assets include net unrealized loss on open contracts of $556,090.
<F3>Liabilities include redemptions payable of $368,850, accrued brokerage fees of $68,985, accrued management fees of $47,250 and service fees payable of $18,900.
<F4>Total revenues include realized trading revenue of $1,395,164, net change in unrealized of $(1,098,518) and interest income of $256,714.


